UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 2, 2009

DIGITAL LIFESTYLES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN	38555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(931) 707-9601

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.

On October 2, 2009 we entered into an Oil and Gas Lease with an unrelated third party for approximately 10.5 acres in Overton County, Tennessee (the “Tennessee Property”).  Thereafter, on October 5, 2009 we entered into an Oil and Gas Lease with an unrelated third party for approximately 32.7 acres in Clinton County, Kentucky (the “Kentucky Property”).  These leases represent the beginning of our operations in the energy industry.

Under the terms of the lease for the Tennessee Property, we are required to commence drilling operations on the leased property within one year of the lease date.  Assuming that we comply with that requirement, the term of the lease renews on an annual basis so long as we are producing oil and/or gas from the site or we are continuing our drilling efforts. We are required to pay the lessor a royalty equal to one-eighth of all oil produced and saved from the wells drilled on the leased premises based upon the market value of the oil.  We are also required to pay the lessor a royalty equal to one-eighth of the market value of gas produced for any new wells drilled by us and the lessor is entitled to gas free of charge from any gas well for use on the leased property.  In connection therewith, we are required to lay a 1” gas line to the residence on the leased premises.

Under the terms of the lease for the Kentucky Property, we are also required to commence drilling operations on the leased property within one year of the lease date.  Assuming that we comply with that requirement, the term of the lease renews on an annual basis so long as we are producing oil and/or gas from the site or we are continuing our drilling efforts. Upon execution of the lease we tendered the lessor $2,500.  We are required to deliver 15% of the oil produced and saved from the leased property, or at the lessor’s option, pay him a one-eighth royalty of the market price of the oil we extract from the site.  In addition, we are required to pay the lessor 15% of the market price of gas produced from the site.

Both the Tennessee Property and the Kentucky Property are considered undeveloped acreage.

Item 5.06                      Change in Shell Company Status.

Prior to our entry into the energy industry through the leasing of our first oil and gas property as described in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the closing of such transaction. As a result of entering into these leases and undertaking efforts to begin drilling operations on the sites we ceased to be a shell company.  There has not, however, been a change of control of our company.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company,  immediately before the transaction disclosed under Item 2.01 above, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2008 and our other filings with the Securities and Exchange Commission.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used in this prospectus the terms “Digital Lifestyles", "we"", "our", the "Company" and similar terms refer to Digital Lifestyles Group Inc., a Delaware corporation.  In addition, when used herein and unless specifically set forth to the contrary, “2009” refers to the year ending December 31, 2009, “2008” refers to the year ended December 31, 2008 and “2007” refers to the year ended December 31, 2007.

OUR BUSINESS

We are an independent energy company that has recently begun operations in the energy sector through the leasing of acreage in Tennessee and Kentucky.  It is our intent to expand our operations to include the sale of oil and natural gas and the leasing of additional properties for oil, natural gas and coal production.  Presently, our assets include the leases for approximately 43 acres in Kentucky and Tennessee.  The Tennessee lease is approximately 10.5 acres and is considered a direct offset to a well located on an adjacent property that was a 500 barrel per day flowing well when drilled.  The Kentucky lease is approximately 32 acres and the company believes this site is of particular promise due to several producing formations in the immediate area, including the Granville, Sunnybrook, Stones River, Murfreesboro, Wells Creek and Knox formations.

Under the terms of the lease for the Tennessee property we agreed to pay the lessor a royalty equal to one-eighth of all oil produced and saved from the wells drilled on the leased premises based upon the market value of the oil as well as a royalty equal to one-eighth of the market value of gas produced for any new wells drilled by us.  Under the terms of the lease for the Kentucky Property, we agreed to pay the lessor a one-eighth royalty of the market price of the oil we extract from the site.  In addition, we are required to pay the lessor 15% of the market price of gas produced from the site.

We will be the operator of the wells drilled on these properties.  We anticipate that we will generally retain a 25% working interest in each well drilled, with the property owner retaining a 12.5% to 15% royalty interest.  In is our intention to then sell the remaining approximate 60% interest of each well to one or more third parties.  Based upon our current estimates, we believe we should be able to sell interests in the wells in the range of $800 to $1,200 for each percent of interest, which will provide sufficient funds to pay all costs associated with drilling the wells which are estimated to range from $8 to $12 a foot average in area, as well as all site preparation and related title and property fees.

We intend to contract the drilling and all other work for exploration and site preparation to third parties who will also carry all necessary insurance.  The number of wells drilled on each leased site will be determined by the spacing requirements allowed by each state.  For example, in both Tennessee and Kentucky the normal density is one well on every five acres with certain spacing requirements from structures and other wells.  We do not anticipate any difficulty in hiring qualified contract drilling operators to perform services for us at competitive rates.

We intend to continue to seek additional opportunities to lease properties for oil and gas exploration and development.  In addition, as a way to generate revenue in the short term, we may from time to time purchase and resell used drilling equipment.

Employees

As of October 6, 2009, we had one employee, Mr. Page, our Chief Executive Officer.  We anticipate that we will hire additional employees as we continue to implement our business model and we do not anticipate any difficulties in identifying and hiring qualified personnel.

Transaction with Laurus Master Fund, Ltd.

On November 30, 2004, we closed a financing transaction with Laurus Master Fund, Ltd. to obtain a $7.5 million credit facility. The financing was completed pursuant to a security agreement with Laurus, pursuant to which we issued to Laurus a $2,750,000 secured convertible minimum borrowing note, a $4,750,000 secured convertible revolving note and a common stock purchase warrant to purchase 3,846,154 shares of our common stock (70% of which are vested as of December 31, 2005). Laurus was permitted to convert all or a portion of the outstanding principal amount of the notes and accrued interest thereon into shares of our common stock at a conversion price of $0.39 per share, subject to certain anti-dilution adjustments. The warrant issued to Laurus is dated November 29, 2004, has an exercise price of $0.44 per share, and expires on November 29, 2009. We agreed to file a registration statement covering the shares issued upon the conversion of the note or the exercise of the warrant.  We have not filed this registration statement and, accordingly, at June 30, 2009 our balance sheet includes registration rights penalties of approximately $2,165,625.

As of December 31, 2004, we had borrowed approximately $3.3 million under this facility, net of issuing costs. A portion of these funds were used to repay our existing short-term financing. Our obligations to Laurus under the credit facility were secured by substantially all of our assets (other than intellectual property), including our ownership interests in our operating subsidiaries. In May 2005, following the occurrence of a number of events of default under the credit facility, Laurus accelerated our payment obligations and ultimately commenced foreclosure proceedings against all of our assets for failure to make payment. Following the liquidation of all of our accounts receivable, inventories and equipment we presently owed Laurus approximately $2.1 million under this credit facility. On December 8, 2005, we entered into a letter agreement with Laurus whereby we agreed to a payment plan for the outstanding secured debt we owed to Laurus. Under our agreement with Laurus we agreed to make interest only payments to them beginning retroactively on December 1, 2005, until the earlier of the consummation of a merger with Protron Digital Corporation which is described later in this section under “Our History” or February 20, 2006.  On February 15, 2006, Laurus agreed to extend the date that interest only payments would be made until March 1, 2006. Our agreement with Laurus provided that on the date we consummated the merger with Protron, in full satisfaction of our debt to Laurus, we would pay Laurus $950,000 in cash and issue to them that number of shares of our common stock that is equal to $950,000, based upon a conversion price of the 30 day average volume weighted average price calculated as of the date prior to the merger. On March 1, 2006, Laurus agreed to indefinitely extend our right to make interest only payments to them, subject to our assurances that we will use our best efforts to consummate a merger with Protron as soon as is practicable.

On April 23, 2007, we entered into a letter agreement with Laurus whereby we agreed to make payment of $200,000 in cash and issue a warrant to purchase 1, 000,000 shares of our common stock at $0.40 in consideration for the extinguishment of the balance of the $2.1 million in outstanding debt.  We agreed to pay $50,000 in cash immediately, and had until August 1, 2007 to pay the remaining $150,000 cash obligation.  We also agreed to amend the exercise price of a previously issued warrant to Laurus from $0.44 to $0.40.

On June 26, 2007, Laurus agreed to further amend the payment terms of the April 2007 agreement by allowing us to pay immediately $50,000 of the remaining balance and extending the time due for the remaining $100,000 owed until September 14, 2007. On June 27, 2007, we made the $50,000 payment to Laurus.  On July 31, 2007, Laurus agreed to amend the payment terms of the April 2007 agreement to allow us to make a payment of $25,000 of the remaining $100,000 owed to Laurus on August 1, 2007, and agreeing to a payment schedule that allowed us to pay another $25,000 on or by September 1, 2007, another $25,000 on or by October 1, 2007 and the final $25,000 on or by November 1, 2007. As of December 31, 2007, we owed $35,000.  By April 2008 we made the final payments to Laurus in full satisfaction of the original agreement.

Sale of Convertible Promissory Notes to Mr. L.E. Smith

On September 29, 2005, we executed an agreement with Mr. L.E. Smith whereby we received an initial amount of $250,000 from Mr. Smith in immediately available funds through the issuance of a promissory note convertible into common stock at a conversion price of $0.25.  Mr. Smith also committed an additional $250,000 in funds upon achievement of certain milestones by us. The convertible promissory note issued to Mr. Smith bears interest at a rate of 7% per annum and had an initial maturity date on September 29, 2005. Presently, we are in default under our obligations to make interest payments to Mr. Smith. The convertible note is convertible at any time from the date of issuance into shares of our common stock at a price per share equal to $0.25. Mr. Smith was also issued corresponding warrants to purchase shares of common stock. The number of shares that the purchaser is eligible to purchase is equal to 20% of the aggregate amount of shares issued upon conversion of each convertible promissory note and the with an exercise price of $0.25 per share. The warrants, which total 200,000 shares of our common stock, expire five years from the date of issuance and are exercisable immediately. In connection with both the convertible note and the warrants, we entered into a registration rights agreement with the purchaser whereby we agreed to register for resale the shares underlying the convertible note and warrants.  The note remains outstanding and at June 30, 2009 we owed Mr. Smith approximately $627,000 of principal and accrued but unpaid interest on this note.  We have not filed the required registration statement.  Mr. Smith served as our Chief Executive Officer, Chairman and member of our Board of Directors from April 2007 until September 2007.

Sale of $250,000 principal amount 7.5% Convertible Promissory Note to Mr. Dan Page

In April 2007 we executed an agreement with Mr. Dan Page whereby we received $250,000 in funds to be advanced through the issuance of a promissory line of credit note.  Mr. Dan Page, a principal shareholder of our company, is the father of Mr. Ken Page, currently our sole officer and a member of our Board of Directors. The convertible promissory note issued bears interest at a rate of 7.5% per annum and had a maturity date of April 23, 2008. The convertible note is convertible at any time from the date of issuance into shares of our common stock at a price per share equal to $0.35.  We pay interest only payments until the maturity date of the convertible note, unless it is converted or prepaid.  We also agreed to issue to the purchaser a four year warrant to purchase shares of common stock. The number of shares that the purchaser will be eligible to purchase pursuant to the warrant will be equal to 20% of the total share amount issued upon conversion of the note, with an exercise price of $0.35 per share.  In connection with both the convertible note and the warrant, we entered into a registration rights agreement with the purchaser whereby we agreed to register for resale the shares underlying the convertible note and warrants.  We have not filed the required registration statement.

On September 27, 2007, Mr. Page agreed to amend the note and provide an additional $100,000 of working capital to us. Under the terms of the amendment, the additional $100,000 is convertible into shares of our common stock at a price per share equal to $0.18. As consideration for this extension, we agreed to issue to the purchaser a warrant to purchase shares of common stock. The number of shares that the purchaser will be eligible to purchase pursuant to the warrant will be equal to 20% of the total share amount issued upon conversion of the note, with an exercise price of $0.18 per share, solely as it relates to this additional $100,000. The warrant will expire four years from the date of issuance, which shall be deemed to be on the earlier of (i) the maturity date of the Note; (ii) the date on which the funds are advanced in full and owing by us; or (iii) the date on which we elect to pay off the note in full during the term. In connection with both the convertible note and the warrant, we agreed to register for resale the shares underlying the convertible note and warrants.

Effective May 2009 Mr. Page amended the existing convertible notes to increase our borrowing ability by an additional $50,000 to a total of $400,000 and extended the due dates of the notes to December 31, 2009.  At June 30, 2009 we owed Mr. Page $339,850 of principal and approximately $56,150 of accrued but unpaid interest under these notes.

Our History

We were incorporated in Delaware on May 17, 1994 as CD Kidz Inc.  On March 20, 1995, our name was changed to Wanderlust Interactive, Inc.  In March 1996, we completed an initial public offering of our securities and the net proceeds were used principally to establish our New York headquarters and to produce two CD-ROM games based upon the Pink Panther character, which games were completed in September 1996 and September 1997, respectively.  We initially marketed such games through distributors in the United States and licensed such games for distribution by others both in the United States and in over fifteen foreign countries.

In February 1997, we acquired all of the outstanding stock of Western Technologies, Inc. as well as certain assets and liabilities of Smith Engineering, a sole proprietorship, from Jay Smith III, our then President, Chief Executive Officer and Treasurer.  Western Technologies designed and developed video and computer games and electronic toys and electronic consumer products, mostly pursuant to funded contracts with other name brand manufacturers.  The agreement provided for the sale of 100% of the outstanding shares of stock of Western Technologies and certain assets and certain liabilities of Smith Engineering in exchange for 266,667 shares of our common stock. The cost of the acquired enterprise was $5,082,000.  We assigned value of $15 per share to the shares issued and assumed liabilities in excess of assets which amounted to $1,082,000.  As part of the acquisition, a license agreement was entered into between Western Technologies and Mr. Smith in which Mr. Smith granted to Western Technologies the exclusive right to use and market patents and license agreements owned by Mr. Smith.

After expending most of the funds raised in our initial public offering to produce the two Pink Panther CD-ROM games during 1996 and 1997, we realized that the development costs of such CD-ROM games greatly exceeded both the short-term and long-term anticipated revenue streams from such products and shifted our focus to pre-funded or contract design and development work, such as that historically conducted by Western Technologies. In September 1997, we substantially downsized our New York office and shifted our headquarters to Western Technologies’ offices located in Los Angeles. In April 1998, we closed our New York office permanently and consolidated our entire staff in our remaining Los Angeles office and production space.

On May 14, 1998, the Company’s name was further changed to Adrenalin Interactive, Inc. In December 1999, we completed a reverse merger with McGlen Micro, Inc., in which the stockholders of McGlen Micro, Inc. acquired control of us. As a result of the acquisition, each share of McGlen Micro, Inc. was converted into 0.0988961 shares of our common stock, with 2,548,553 shares being issued. On December 17, 1999, we changed our name to McGlen Internet Group, Inc. and on March 15, 2002, we changed our name to Northgate Innovations, Inc.

On March 20, 2002, we completed a reverse acquisition with Lan Plus Corporation in which the stockholders of Lan Plus acquired control of our company. As a result of the acquisition, each share of Lan Plus was converted into approximately 3.128 shares of our common stock, with approximately 14,113,000 shares being issued.  In addition, immediately prior to the close of the merger, we instituted a 10:1 reverse stock split and the our accounts payable to, and advances from Lan Plus, in the amount of approximately $2.3 million were converted to common stock eliminating the debt; the stock was then retired to treasury and cancelled. Lan Plus was a manufacturer of branded turnkey computer products and services. Under our Northgate(R) brand name we developed, manufactured, marketed, and sold a wide range of desktop systems, notebook computers, workstations and network servers, as well as offering a variety of hardware components and peripherals to complement our desktop systems, notebook computers, and network servers.

In December 2003, an investor group acquired a majority of our outstanding common stock and in early 2004 this investor group brought in a new management team and implemented a new business strategy. As part of this new business strategy, in June 2004, we changed our name from Northgate Innovations, Inc. to Digital Lifestyles Group, Inc. Beginning in late 2004, we deemphasized the sale of our Northgate(R) brand products to focus our resources solely on the development, marketing and sale of a new product line, branded hip-e, which featured desktop computers, notebook computers and peripherals and was designed and targeted to the teen market.

In April 2005, we received notice from Microsoft Corporation that it had terminated our license to use its proprietary Windows(R) operating system due to our failure to make required royalty payments. Due to the loss of the license, we were unable to ship our products, the majority of which use Microsoft’s proprietary Windows(R) operating system and as a result we were unable to fulfill any orders for our hip-e brand desktop computers.  As we lacked sufficient funds required to renew our license with Microsoft and were unable to distribute or sell our products, our management team decided to cease all operations other than to liquidate our assets for the benefit of Laurus.

On March 8, 2006, we entered into a definitive merger agreement with Protron Digital Corporation, a consumer electronics company focused on the manufacture and sale of home entertainment systems. Under the terms of the merger agreement, Protron would continue as the surviving entity as a wholly-owned subsidiary of our company.  Protron was a privately held company, of which one of its principal owners was Leo Chen, then a member of our board of directors.  At the effective time of the merger, we were to issue 74,353,942 shares of our common stock to the stockholders of Protron, representing 70% of our issued and outstanding shares.  The consummation of the merger was subject to customary closing conditions, including, among others (i) the approval of the merger agreement and the merger by our stockholders; (ii) our company having filed all reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended; (iii) receipt of all applicable regulatory approvals; (iv) the absence of any government action prohibiting consummation of the merger; and (v) neither our company nor Protron having suffered any material adverse effect.  The terms of the merger agreement required that all conditions to closing be satisfied and the merger completed by December 31, 2006.  On September 6, 2006, we delivered a notice of termination of the merger agreement to Protron due to our determination that Protron had breached certain covenants of the merger agreement, including the failure to timely deliver audited financial statements. Pursuant to the terms of the merger agreement, the termination of the agreement was effective on September 11, 2006 and we did not incur any material penalties in connection with the termination of the merger agreement. On September 7, 2006, we received correspondence from Protron disputing our contention that Protron breached the merger agreement and notifying us Protron was also seeking to terminate the merger agreement.  We have not been contacted further on this matter.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. Since inception we have experienced recurring losses from operations, which losses have caused an accumulated deficit of approximately $ 22.7 million at June 30, 2009. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.  We anticipate that we will continue to incur losses in future periods until we are successful in generating sufficient revenues to fund our operations.  There are no assurances that we will be able to continue as a going concern, in which event investors would lose their entire investment in our company.

We have a significant amount of past due debts.

At June 30, 2009 our balance sheet includes approximately $11.6 million of debt, including past due unsecured convertible notes, accounts payable, liquidated damages, accrued expenses, including derivative and warrant liabilities.  We do not have the funds necessary to satisfy these obligations and it is not likely that we will be able to raise any significant amounts of capital in the foreseeable future, if ever, to pay these obligations.

Our limited history makes an evaluation of us and our future difficult and profits are not assured.

Prior to entering into the leases for the Tennessee and Kentucky Properties, we were inactive with no operations. We have decided to focus our business on the acquisition of attractive crude oil and natural gas prospects, and the exploration, development and production of oil and natural gas on these prospects. However, we do not have any operating history in our current business. In view of lack of an operating history in the oil and natural gas business, you may have difficulty in evaluating us and our business and prospects. You must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. For our business plan to succeed, we must successfully undertake most of the following activities:

•	Find and acquire rights in attractive oil and natural gas properties;
•	Develop our oil and natural gas properties to the point at which oil and natural gas are being produced in commercially viable quantities;
•	Contract with third party service providers regarding services necessary to develop our oil and natural gas wells;
•	Contract with transporters and purchasers of our commercial production of oil and natural gas;
•	Maintain access to sufficient funds to pursue our capital-intensive business plan;
•	Comply with all applicable laws and regulations;
•	Implement and successfully execute our business strategy;
•	Respond to competitive developments and market changes; and
•	Attract, retain and motivate qualified personnel.

There can be no assurance that we will be successful in undertaking such activities. Our failure to undertake successfully most of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations. I n addition, there can be no assurance that our exploitation and production activities will produce oil and natural gas in commercially viable quantities. There can be no assurance that sales of our oil and natural gas production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

The oil and natural gas industry is capital intensive, and we may not be able to raise the necessary capital in the future.  If we cannot obtain sufficient additional capital when needed, we will not be able to continue with our business strategy. In addition, significant infusions of additional capital may result in dilution to your ownership and voting rights in our securities.

The oil and natural gas industry is capital intensive.  We will need to make substantial capital expenditures for the acquisition, exploration for and development of oil and natural gas reserves.  Presently, we anticipate that we will need to raise $200,000 within the next 12 months for exploration and development, which such amount may increase significantly if we expand our currently anticipated operations.   We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. If we cannot raise the additional capital required to continue to implement our business strategy, we may be required to curtail operations or develop a different strategy, which could adversely affect our financial condition and results of operations. Further, our existing debt must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Finally, it is likely that terms of any financing we may be able to secure will be costly given that we are a small company whose common stock is quoted in the over the counter market.  Accordingly, any equity financing will in all likelihood result in significant dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

We face strong competition from other oil and natural gas companies, which will make it difficult to conduct profitable operations.

Our competitors include a number of large, mid-sized and small integrated oil and natural gas companies and numerous independent oil and natural gas companies, individuals and drilling and income programs. Many of these competitors are well-established companies and have substantially larger operating staffs and greater capital resources than we do. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these competitors may be able to pay more for exploratory prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

Our business involves many operating risks, which may result in substantial losses, and insurance may be unavailable or inadequate to protect us against these risks.

Our operations are subject to hazards and risks inherent in drilling for, producing and transporting oil and natural gas, such as:

•	fires;
•	natural disasters;
•	explosions;
•	pressure forcing oil or natural gas out of the wellbore at a dangerous velocity coupled with the potential for fire or explosion;
•	weather;
•	failure of oilfield drilling and service tools;
•	changes in underground pressure in a formation that causes the surface to collapse or crater;
•	pipeline ruptures or cement failures;
•	environmental hazards such as natural gas leaks, oil spills and discharges of toxic gases; and
•	availability of needed equipment at acceptable prices.

Any of these risks can cause substantial losses resulting from:

•	injury or loss of life;
•	damage to and destruction of property, natural resources and equipment;
•	pollution and other environmental damage;
•	regulatory investigations and penalties;
•	suspension of our operations; and
•	repair and remediation costs.

Our liability for environmental hazards includes those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them.  We do not currently maintain insurance against any of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase.  We also do not insure against the loss of oil or natural gas reserves as a result of operating hazards, insure against business interruption or insure our field production equipment against loss.  The occurrence of an event that is not fully covered by insurance could harm our financial condition and results of operations.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations and our ability to implement our business strategy.

Oil and natural gas are commodities and are subject to wide price fluctuations in response to relatively minor changes in supply and demand.  Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we will receive for our production and the levels of our production depend on numerous factors beyond our control. These factors include the following:

•	changes in global supply and demand for oil and natural gas;
•	the actions of the Organization of Petroleum Exporting Countries, or OPEC;
•	the price and quantity of imports of foreign oil and natural gas;
•	acts of war or terrorism;
•	political conditions and events, including embargoes, affecting global oil-producing activity;
•	the level of global oil and natural gas exploration and production activity;
•	the level of global oil and natural gas inventories;
•	weather conditions;
•	technological advances affecting energy consumption;
•	the price and availability of alternative fuels; and
•	market concerns about global warming or changes in governmental policies and regulations due to climate change initiatives.

Lower oil and natural gas prices may not only decrease our future revenues on a per unit basis but may also reduce the amount of oil and natural gas that we can produce economically. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations and liquidity.

The unavailability or high cost of drilling rigs, equipment supplies or personnel could adversely affect our ability to execute our exploration and development plans.

The oil and natural gas industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment and supplies may increase substantially and their availability may be limited. In addition, the demand for, and wage rates of, qualified personnel, including drilling rig crews, may rise as the number of rigs in service increases. If drilling rigs, equipment, supplies or qualified personnel are unavailable to us due to excessive costs or demand or otherwise, our ability to execute our exploration and development plans could be materially and adversely affected and, as a result, our financial condition and results of operations could be materially and adversely affected.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the exploration, production and sale of oil and natural gas, and operating safety. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations, such as:

•	land use restrictions;
•	lease permit restrictions;
•	drilling bonds and other financial responsibility requirements, such as plugging and abandonment bonds;
•	spacing of wells;
•	unitization and pooling of properties;
•	safety precautions;
•	operational reporting; and
•	taxation.

Under these laws and regulations, we could be liable for:

•	personal injuries;
•	property and natural resource damages;
•	well reclamation cost; and
•	governmental sanctions, such as fines and penalties.

Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. It is also possible that a portion of our oil and natural gas properties could be subject to eminent domain proceedings or other government takings for which we may not be adequately compensated.

Our operations may incur substantial expenses and resulting liabilities from compliance with environmental laws and regulations.

Our oil and natural gas operations will be subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations:

•	require the acquisition of a permit before drilling commences;
•	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;
•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and
•	impose substantial liabilities for pollution resulting from our operations.

Failure to comply with these laws and regulations may result in:

•	the assessment of administrative, civil and criminal penalties;
•	incurrence of investigatory or remedial obligations; and
•	the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to reach and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or contamination or if our operations met previous standards in the industry at the time they were performed. Our permits require that we report any incidents that cause or could cause environmental damages.

Our common stock is quoted in the over the counter market on the Pink Sheets.

Our common stock is quoted on the Pink Sheets.  Pink Sheets offers a quotation service to companies that are unable to list their securities on an exchange or for companies, such as ours, whose securities are not eligible for quotation on the OTC Bulletin Board.  The requirements for quotation on the Pink Sheets are considerably lower and less regulated than those of the OTC Bulletin Board or an exchange.  You may find it extremely difficult or impossible to resell our shares.  Because our common stock is quoted on the Pink Sheets, it is possible that even fewer brokers or dealers would be interested in making a market in our common stock which further adversely impacts its liquidity.

The tradability of our common stock is limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation for the three and six months ended June 30, 2009 and 2008 and the years ended 2008 and 2007 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operations

We are an independent energy company that has recently begun operations in the energy sector through the leasing of acreage in Tennessee and Kentucky.  It is our intent to expand our operations to include the sale or oil and natural gas and the leasing of additional properties for oil, natural gas and coal production.  Presently, our assets include the leases for approximately 43 acres in Kentucky and Tennessee.  The Tennessee lease is approximately 10.5 acres and is considered a direct offset to a well located on an adjacent property that was a 500 barrel per day flowing well when drilled.  The Kentucky lease is approximately 32 acres and the company believes this site is of particular promise due to several producing formations in the immediate area, including the Granville, Sunnybrook, Stones River, Murfreesboro, Wells Creek and Knox formations.

These properties are considered undeveloped acreage.  We will be the operator of the wells drilled on these properties.  We anticipate that we will generally retain a 25% working interest in each well drilled, with the property owner having 12.5% to 15% royalty interest.  In is our intention to then sell the remaining approximate 60% interest of each well to third parties.  Based upon our current estimates, we believe we should be able to sell interests in the wells in the range of $800 to $1,200 for each percent, which will provide sufficient funds to pay all costs associated with drilling the wells which are estimated to range from $8 to $12 a foot average in area, as well as all site preparation and related title and property fees.

We intend to contract the drilling and all other work for exploration and site preparation to third parties who will also carry all necessary insurance.  The number of wells drilled on each leased site will be determined by the spacing requirements allowed by each state.  For example, in both Tennessee and Kentucky the normal density is one well on every five acres with certain spacing requirements from structures and other wells.  We do not anticipate any difficulty in hiring qualified contract drilling operators to perform services for us at competitive rates.

We intend to continue to seek additional opportunities to lease properties for oil and gas exploration and development.  In addition, as a way to generate revenue in the short term, we may from time to time purchase and resell used drilling equipment.  We will need to raise between $75,000 and $150,000 of capital in the short term to properly fund our operations.  While we have no firm commitments from any third parties we anticipate that we will be able to raise the funds as needed.

Going Concern

We were a shell company from April 2005 when we discontinued our previous until our entry into the energy industry in October 2009.  We have incurred net losses of approximately $22.7 million since inception through June 30, 2009.  At June 30, 2009 we had minimal cash, no other assets and our total liabilities were approximately $11.6 million, all of which are past due.  The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2008 contains an explanatory paragraph regarding our ability to continue as a going concern based upon  recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

Three months and six months ended June 30, 2009 compared to three months and six months ended June 30, 2008

Net sales

For each of the 2009 and 2008 periods we had no revenues from operations which reflects an April 2005 decision by our then management to discontinue all revenue producing operations.

Operating expenses

Our operating expenses include rent, insurance, payroll and professional fees.  Operating expenses decreased approximately 78% and approximately 74% for three and six months ended June 30 2009, respectively, as compared to comparable periods in 2008.  In the three and six months ended 2008 period our operating expenses included approximately $166,000 related to the value of compensatory options vesting during that period for which there was no comparable expense in the 2009 period.

Total other income (expense)

During each of the three months and six months ended June 30, 2009 our interest expense decreased approximately 10% from the comparable period in 2008 which reflects the reclassification of certain debt to equity.

During the three and six months ended June 30, 2008 we recognized a one-time $10,000 gain on relief of debt for which there were no comparable events in the 2009 periods.

Change in fair value of derivative and warrant liabilities expense consist of income or expense associated with the change in the fair value of derivative liabilities associated with the various outstanding warrants primarily as a result of the application of EITF Issue No. 00-19 to our financial statements.  The difference in fair value of the derivative liabilities between the date of their issuance and their measurement date amounted to a decrease of approximately $106,000 and approximately $100,000 for the three and six months ended June 30, 2009, respectively, as compared to an increase of approximately $13,000 and approximately $94,000, respectively, for the comparable periods in 2008. While these are non-cash items, the application of EITF 00-19 has a significant impact on our financial statements.

Other income totaling approximately $6,000, net, in the 2009 periods, is primarily attributable to royalties received for the use of our name under a marketing and license agreement which expired in January 2009.  During the six months ended June 30, 2008, we had received approximately $36,000 from a marketing and licensing agreement for which there was no comparable income in the 2009 periods.

Year ended December 31, 2008 compared to year ended December 31, 2007

Net sales

For each of 2008 and 2007 we had no revenues from operations which reflects the aforementioned April 2005 decision by our then management to discontinue all revenue producing operations.

Operating expenses

Our operating expenses include rent, insurance, payroll and professional fees.  Operating expenses increased approximately $97,000, or approximately 37% for 2008 as compared to 2007.  The increase is attributable to the accrual of Mr. Page’s salary and options granted to him under the terms of his September 2007 employment agreement.

Total other income (expense)

Interest expense decreased approximately $38,000, or approximately 16%, for 2008 as compared to 2007 which reflects the decrease in accrued interest associated with the Laurus obligation.

Change in fair value of derivative and warrant liabilities expense consist of income or expense associated with the change in the fair value of derivative liabilities associated with the Laurus obligation and the note to Alloy Marketing and Promotions, LLC which is described later in this section as a result of the application of EITF Issue No. 00-19 to our financial statements.  The difference in fair value of the derivative liabilities between the date of their issuance and their measurement date amounted to a decrease of approximately $385,000 and $1.3 million for fiscal 2008 and 2007, respectively, which has been recognized as other income in those periods. While these are non-cash items, the application of EITF 00-19 has a significant impact on our financial statements.

In 2007 we recognized a forbearance expense of $129,000 related to our agreement to issue a warrant to purchase shares of our common stock with an exercise price of $0.40 per share to Advanced Micro Devices, at the rate of one share for every $2.00 we owed that entity, for a total of 422,260 shares, in partial settlement of amounts owed that entity.  We agreed to provide customary registration rights covering the shares of common stock issuable upon the exercise of the warrant.  We did not have a comparable expense in 2008.

Gain on debt settlement in 2007 is primarily attributable to the settlement with Laurus.  As described elsewhere herein, in April 2007, we reached an agreement with Laurus to extinguish $2.1 million in outstanding debt for $200,000 in cash. Under the terms of the agreement we paid $50,000 in cash in April 2007, and paid an additional $115,000 during 2007. The remaining $35,000 owed at December 31, 2007 is included on our balance sheet under the caption “accrued expenses”. In addition to the cash consideration, we issued Laurus a warrant to purchase 1,000,000 shares of our common stock at $.40 per share. In connection with the agreement, we recognized a gain on debt relief of approximately $1,510,000.  Gain on settlement of debt in 2008 reflects settlements with various vendors.

Other income, net includes $18,000 of proceeds from the one-time sale of a domain name and $42,000 in royalties received for the use of our name under a marketing and license agreement which expired in January 2009.

Liquidity and Capital Resources

As of June 30, 2009, we had approximately $10,000 in cash and a working capital deficit of approximately $11.6 million.  At June 30, 2009 we had no assets other than cash and approximately $11.6 million of liabilities, of which all but approximately $396,000 are past due, and we do not have the funds necessary to settle these obligations.  Included in our liabilities at June 30, 2009 are the following:

•           approximately $6.4 million of accounts payable which represents obligations to various vendors including approximately $1 million due Advanced Micro Devices, approximately $1.2 million due American Express and approximately $1.3 due Microsoft Licensing, Inc.,

•           approximately $2.436 million of liquidated damages due Laurus and Alloy Marketing and Promotions,

•           approximately $1.1 million of accrued expenses which represents approximately $596,000 of interest on the convertible notes, approximately $308,000 of accrued payables, approximately $125,000 of accrued wages, approximately $31,000 of accrued royalties, and unpaid payroll taxes of approximately $10,000,

•           approximately $396,000 of principal and accrued interest due Mr. Dan Page, a principal shareholder and the father of our CEO, under the terms of 7.5% convertible promissory notes which are due on December 31, 2009,

•           approximately $1.5 million principal amount of convertible notes payable are described below under “Past Due Notes”, and

•           approximately $200,000 of non-cash derivative and warrant liabilities.

Our yearly general and administrative cash overhead costs are approximately $134,000, which include rent, utilities, employee compensation, costs to maintain the company as a public entity including legal, accounting and EDGAR filing fees and professional expenses associated with our search for a suitable business combination.  We will anticipate that these costs will increase as we hire additional employees to expand our operations however we are not able at this time to quantify the amount of additional expenses we may incur in future periods.  We do not have any internal or external sources of capital and are dependent upon advances from our sole officer and director or his father, Mr. Dan Page, an existing debt holder, for funds necessary to pay our operating expenses.  Effective May 2009 Mr. Dan Page amended his existing convertible notes with our company to increase our borrowing ability by an additional $50,000 to a total of $400,000 and extended the due dates of the notes to December 31, 2009.  As of the date of this report we owe Mr. Page approximately $391,250 in principal under these notes.  Our ability to continue our company in the next 12 months depends on our continued ability to obtain sources of capital to fund our continuing operations and to generate sufficient revenues from our operations to pay our operating expenses.  We will seek to raise the additional necessary funds through private placements of our securities.  There are no assurances, however, we will be successful in our efforts to raise additional capital.  If we are revenues are not sufficient to pay our expense and we are not able to access capital as necessary it is possible that we will be unable to continue as a going concern in which event investors could lose their entire investment in our company.

Cash Flow from Operating Activities

For the six months ended June 30, 2009, net cash used by operating activities was approximately $22,000 as compared to approximately $32,000 in the six months ended June 30, 2008.  In the period 2009, we offset our loss from operations with increases in accrued expenses and derivative liabilities.  In the period 2008, we offset our loss with an increase in accrued expenses and stock compensation expense.  These increases were offset by a decrease in our derivative liabilities, a one-time gain on debt relieve and a decrease in our accounts payable.

For 2008, net cash used by operating activities was approximately $16,000 as compared to approximately $137,000 in 2007.  In 2008, we used cash to reduce our accounts payable which was offset by an increase in accrued expenses, and in 2007, we used cash to reduce our accounts payable and accrued expenses.

Cash Flow from Financing Activities

In the six months ended June 30, 2008 we received approximately $10,000 from the proceeds on notes payable as compared to approximately $38,000 during the 2009 period.

For 2008, net cash provided by financing activities was approximately $38,000 as compared to approximately $137,000 in 2007.  In the 2008 period we generated amounts from the proceeds of notes payables and in the 2007 period, we generated $302,000 in cash from the issuance of a convertible note, offset by payments on notes of $165,000.

Past Due Notes at June 30, 2009

•           $600,000 principal amount due Alloy Marketing and Promotions, LLC under the terms of an unsecured convertible promissory note issued to it in April 2005 in payment to Alloy for marketing and promotional services rendered to us.  Under the terms of this demand note which originally bore interest at the rate of 10% per annum, the principal and interest could be converted into shares of our common stock at any time after April 1, 2005 at a conversion price equal to 75% of the fair market value of our common stock providing that the underlying shares were covered by an effective registration statement.  In connection with the issuance of the note we entered into a registration rights agreement with Alloy whereby we agreed to file a registration statement with the SEC to cover the resale of the shares of common stock into which the note could be converted.  We agreed to pay Alloy liquidated damages if we did not file the registration statement within a specified period, if we failed to maintain an effective registration statement or if our common stock was suspended from trading on any market.  We have not filed the registration statement and at June 30, 2009 we have accrued liquidated damages in the amount of $351,000 which were due Alloy.  This note remains outstanding and interest is now being accrued at the default rate of 15% per annum, with a late payment fee of 6% per month.  At June 30, 2009 we owed Alloy an aggregate of approximately $870,000 under this note, which includes principal, accrued but unpaid interest and late fees;

•           $500,000 principal amount due Mr. L.E. Smith under the terms of a convertible promissory note issued in September 2005.  This note, which bears interest at 7% per annum and is convertible into shares of our common stock at a conversion price of $0.25 per share, was due in September 2006.  This note is in default.  At June 30, 2009 we owed Mr. Smith an aggregate of approximately $627,000 under this note, which includes principal and accrued but unpaid interest; and

•           $50,000 principal amount due Mr. Robert Wood under the terms of a convertible promissory note issued in October 2005.  This note, which bears interest at 7% per annum and is convertible into shares of our common stock at a conversion price of $0.25 per share, was due in October 2006.  The purchaser was also issued corresponding five warrants to purchase 40,000 shares of our common stock common stock at an exercise price of $0.25 per share.  In connection with both the convertible note and the warrants, we entered into a registration rights agreement with the purchaser whereby we agreed to register for resale the shares underlying the convertible note and warrants.  This note is in default and we did not register the shares underlying either the note or the warrant.  At June 30, 2009 we owed Mr. Wood an aggregate of approximately $68,000 under this note, which includes principal and accrued but unpaid interest.

Recent Accounting Pronouncements

In June of 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification™, and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162.  The Codification will become the source of authoritative U.S. generally accepted accounting principles (GAAP) to be applied to nongovernmental entities.  The Codification will include only two levels of GAAP, authoritative and non-authoritative.  Authoritative Statements will include FASB Standards and rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws applicable to SEC registrants.  All other non-SEC and non-FASB accounting and reporting literature and standards will become non-authoritative as of the effective date of Statement No. 168.  The Codification will hereafter only be modified by Accounting Standards Updates, which will replace Statements, FASB Staff Positions, and Emerging Issues Task Force Abstracts.  Statement No. 168 is effective for interim and annual reporting periods ending after September 15, 2009.  Adoption of this Statement will have no impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS No. 157). In the first quarter of fiscal year 2009, we adopted the recognition and disclosure requirements of SFAS No. 157 for all financial assets and financial liabilities recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. The adoption of this part of SFAS No. 157 did not have a material impact on our consolidated financial statements, and the resulting fair values of our financial assets and financial liabilities calculated under SFAS No. 157 after adoption were not significantly different than the fair values that would have been calculated under previous guidance.  With respect to the recognition and disclosure requirements of SFAS No. 157 related to non-financial assets and non-financial liabilities, we will adopt these requirements beginning in the first quarter of our fiscal year 2010.

In February 2008, the FASB issued FASB Staff Position (FSP) No. FAS 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (FSP FAS 152-1) and FSP No. FAS 157-2, Effective Date of FASB Statement No. 157 (FSP FAS 152-2). Collectively, the Staff Positions defer the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities except for items that are recognized or disclosed at fair value on a recurring basis at least annually, and amend the scope of SFAS No. 157. We have adopted SFAS No. 157 and the related FASB staff positions except for those items specifically deferred under FSP FAS 157-2.  We are currently evaluating the impact of the full adoption of SFAS No. 157 on our fiscal year 2010 consolidated results of operations and financial condition.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FAS 115 (“SFAS 159”).  SFAS 159 allows companies to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value.  Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date.  SFAS 159 also establishes presentation and disclosure requirements.  We are continuing to evaluate the desirability of adopting SFAS 159.  SFAS 159 was effective for fiscal years beginning after November 15, 2007 and will be applied prospectively.  We elected not to adopt SFAS 159.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141(R)), which replaces SFAS No. 141, “Business Combinations” (SFAS 141). SFAS 141(R) retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date, until either abandoned or completed, at which point the useful lives will be determined; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes” (SFAS 109) such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). Early adoption is not permitted. Upon adoption, SFAS 141(R) did not have a significant impact on our consolidated financial position and results of operations; however, any business combination entered into after the adoption may significantly impact our financial position and results of operations when compared to acquisitions accounted for under existing U.S. Generally Accepted Accounting Principles (GAAP).

In June 2008, the FASB ratified the consensus reached on EITF Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock.” EITF Issue No. 07-5 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” EITF Issue No. 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption for an existing instrument is not permitted.  EITF Issue No. 07-5 did not have a significant impact on our financial statements.

In May 2009, the FASB issued Statement No. 165, "Subsequent Events" which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

PROPERTIES

Principal executive office

We rent our principal executive offices from an unrelated third party on a month to month basis for a monthly rental of $350.00.

Oil and gas properties

As described in Item 2.01 of this Current Report, in October 2009 we leased 10.5 acres in Overton County, Tennessee from an unrelated third party and approximately 32.7 acres in Clinton County, Kentucky, also from an unrelated third party.  These properties are considered undeveloped acreage.  Neither property has ever been previously used for oil and/or gas production and no reserve or production reports exist as of the date of this Current Report.  We have yet to begin drilling operations on either site.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

At October 6, 2009, we had 32,223,975 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of October 6, 2009 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 649 Sparta Highway, Suite 102, Crossville, TN  38555. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Ken Page 1	3,418,000	9.6%
Brad McNeil 2	180,000	*
All officers and directors as a group (two persons)1	3,518,000	9.8%
Dan Page 3	2,615,931	7.7%

*           represents less than 1%

1           The number of shares beneficially owned by Mr. Ken Page includes options to purchase 3,000,000 shares of our common stock with an exercise price of $0.20 per share and options to purchase 418,000 shares of our common stock with an exercise price of $0.25 but excludes options to purchase an additional 90,000 shares of our common stock with an exercise price of $0.25 per share which have not yet vested.

2           The number of shares beneficially owned by Mr. McNeil includes options to purchase 180,000 shares of our common stock with an exercise price of $0.12 per share.

3           The number of shares beneficially owned by Mr. Dan Page includes 1,564,079 shares of our common stock issuable upon the conversion of principal and interest due under the 7.5% convertible promissory notes.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Ken Page	37	Chairman of the Board, Chief Executive Officer
Brad McNeil	42	Director

Ken Page.  Mr. Page has served as Chairman of the Board and Chief Executive Officer of our company since September 2007.  Prior to joining the company, in 2006 Mr. Page was an associate broker with No. 1 Quality Realty in Tennessee. From 2002 to 2006, Mr. Page was a programmer with S &S Precision Inc., a Tennessee manufacturer of industrial molds, tool and die material and packing.

Brad McNeil.  Mr. McNeil has been a member of our Board of Directors since October 2007.  Since 2000 Mr. McNeil has been the Plant Manager for Certified Cylinder, Inc., a Tennessee tank refurbisher.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2008 for our then principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2008. The value attributable to any option awards is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compen-sation ($) (g)	Non-qualified Deferred Compen-sation Earnings ($) (h)	All Other Compen-sation ($) (i)	Total ($) (j)
Ken Page 1	2008	72,000	0	0	247,000	0	0	12,000	331,000
	2007	18,000	0	0	0	0	0	3,000	21,000

1           Mr. Page has served as our Chief Executive Officer since September 2007.  Option awards represent the grant of options to purchase 3,000,000 shares of our common stock at $0.20 per share pursuant to the terms of his employment agreement.  All other compensation represents a monthly expense allowance payable to Mr. Page under the terms of his employment agreement.

Employment Agreement with Mr. Page

On September 27, 2007, we entered into an Employment Agreement with Mr. Page whereby he agreed to serve as our Chief Executive Officer and Chairman of our Board of Directors. The Employment Agreement has an initial term of one year and thereafter will automatically be extended for two year periods unless notice of non-renewal is given by either party no later than 30 days prior to the end of the expiration of each term. The Employment Agreement renewed for an additional one year term in September 2009.  Under the original terms of the Employment Agreement, Mr. Page received an annual salary of $72,000, plus $1,000 per month as an expense allowance.

In addition, under the Employment Agreement, after six months of employment, Mr. Page received a grant of a three year option to purchase 3,000,000 shares of our common stock at a price of $0.20 per share, which vested in six equal monthly installments from the date of issuance. If the agreement is terminated for any reason after six months from the effective date, Mr. Page has six months from the date of termination to exercise all vested stock options, or such vested stock options shall be forfeited.  Mr. Page also received a right to immediately appoint two directors to our Board of Directors. Pursuant to the agreement, Mr. McNeil was appointed to our Board of Directors. Mr. Page does not have any present attention to appoint an additional director to our Board.

On September 29, 2009 we entered into an agreement with Mr. Page pursuant to which certain terms of his Employment Agreement were amended at his request in an effort to assist our company during our development of our new business.  Under Amendment No. 1 to Mr. Page’s Employment Agreement, his base salary was reduced from $72,000 per year to $50,000 per year.  In addition, we granted him options to purchase an aggregate of 120,000 shares of our common stock pursuant to our 2009 Equity Compensation Plan which have an exercise price of $0.25 per share.  The options vest in 12 equal monthly installments at the end of each month beginning in September 2009.

Accrued but unpaid compensation due Mr. Page

In addition, at September 29, 2009 we owed Mr. Page $141,000 in accrued but unpaid compensation.  On September 29, 2009 we also entered into an agreement with him whereby he:

•	forgave an aggregate of $44,000 of accrued but unpaid compensation due him, which shall be treated as a capital contribution, and
•
accepted five year non-qualified options to purchase an aggregate of 388,000 shares of our common stock granted under our 2009 Equity Compensation Plan as full and complete payment for the balance of $97,000 in accrued but unpaid compensation due him.

As with his voluntary reduction in salary described above, Mr. Page elected to forgo receipt of the cash compensation due him given our limited cash resources in an effort to assist our company with its capital needs as we develop our new business.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2008:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

Ken Page	3,000,000	0	0	0.20	9/27/10	0	0	0	0

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

2009 Equity Compensation Plan

On September 29, 2009 our Board of Directors adopted the Digital Lifestyles Group, Inc. 2009 Equity Compensation Plan. The purpose of the 2009 Equity Compensation Plan is to enable our company to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been or will be important to our success, an opportunity to acquire a proprietary interest in our company. The types of long-term incentive awards that may be provided under the plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.  The plan authorizes the grant of (i) options which qualify as incentive stock options under Section 422(b) of the Internal Revenue Code of 1986, as amended, (ii) non-qualified options which do not qualify as incentive stock options, (iii) awards of our common stock (iv) and rights to make direct purchases of our common stock which may be subject to certain restrictions. We have reserved 4,800,000 shares of our common stock for issuance upon grants made under the plan. As of October 6, 2009 we have granted options to purchase an aggregate of 688,000 shares of our common stock under the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

None.

Director Independence

Mr. McNeil is considered “independent” within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since May 2005 our common stock has been quoted in the over-the-counter market on the Pink Sheets under the symbol DLGF.  Trading in our common stock is extremely limited.  The reported high and low bid prices for the common stock as reported on the OTC Bulletin Board and subsequently on the Pink Sheets are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low

2007
First quarter ended March 31, 2007	$.23	$.09
Second quarter ended June 30, 2007	$.39	$.11
Third quarter ended September 30, 2007	$.20	$.10
Fourth quarter ended December 31, 2007	$.11	$.03

2008
First quarter ended March 31, 2008	$.05	$.01
Second quarter ended June 30, 2008	$.03	$.02
Third quarter ended September 30, 2008	$.03	$.02
Fourth quarter ended December 31, 2008	$.02	$.01

2009
First quarter ended March 31, 2009	$.02	$.01
Second quarter ended June 30, 2009	$.02	$.01
Third quarter ended September 30, 2009	$.24	$.01

The last sale price of our common stock as reported on the Pink Sheets was $0.27 per share on October 6, 2009.  As of October 6, 2009, there were approximately 140 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

In July 2007, we issued 358,000 shares of common stock to Mr. Andy Teng, our former CEO, as satisfaction of $84,278 due him under a note from us together with $79,000 in unpaid compensation.  Mr. Teng was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.03 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board.  As of October 6, 2009, there were 32,223,975 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by the stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  Our Certificate of Incorporation contains such a provision.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

On December 31, 2007, KMJ Corbin & Company LLP (“Corbin”) advised the SEC that the firm had resigned as our independent registered public accounting firm, effective immediately.  The reports of Corbin on our financial statements for the previous two fiscal years for which Corbin issued reports, for the years ended December 31, 2005 and December 31, 2004, did not contain an adverse opinion or a disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on our financial statements contained explanatory paragraphs with respect to uncertainty as to our ability to continue as a going concern.  Our Board of Directors did not recommend a change in accountants.

During our then most recent two fiscal years for which Corbin performed audits on our financial statements and during the period from December 31, 2005 through December 31, 2007 there were no disagreements with the Corbin on any matter of accounting principles or practices financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Corbin, would have caused Corbin to make reference to the subject matter of the disagreements in connection with its report.  During this time period, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K.

On May 8, 2009, we entered into a written engagement letter with Rodefer Moss & Co, PLLC (“Rodefer Moss”) to become our new independent accountants to audit our consolidated financial statements for the fiscal years ending December 31, 2006, 2007 and 2008.  Our Board of Directors authorized the engagement of Rodefer Moss.  During the two most recent fiscal years and through May 8, 2009, we had not consulted with Rodefer Moss regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Rodefer Moss concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K or the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 7.01                      Regulation FD Disclosure.

On October 6, 2009 we issued a press release announcing the leasing of the Tennessee Property and the Kentucky Property.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation (1)
3.2	Certificate of Designation of Series A Preferred Stock (2)
3.2	Amended and Restated By-Laws (2)
4.1	Specimen stock certificate for common stock (2)
4.2	Warrant issued on November 29, 2004 to Laurus Master Fund, Ltd. (1)
4.3	Convertible Promissory Note dated April 1, 2005 issued to Alloy Marketing and Promotions, LLC (3)
4.4	Form of convertible promissory note issued to Mr. L.E. Smith in September 2005 (4)
4.5	Form of common stock purchase warrant issued to Mr. L.E. Smith in connection with convertible promissory note (4)
4.6	Form of $250,000 principal amount 7.5% convertible promissory note issued to Mr. Dan Page in April 2007 (9)
4.7	Form of warrant issued to Mr. Dan Page in connection with $250,000 principal amount 7.5% convertible promissory note issued in April 2007 (8)
4.8	Amendment to Convertible Line of Credit Note (9)
10.1	2004 Stock Incentive Plan (2)
10.2	Form of registration rights agreement in favor of Mr. L.E. Smith (4)
10.3	Merger Agreement, dated March 8, 2006, by and among Digital Lifestyles Group, Inc., Protron Acquisition, Inc., Protron Digital Corporation, Leo Chen and Alex Chung (5)
10.4	Form of Registration Rights Agreement with Laurus Master Fund, Ltd. (1)
10.6	Promissory Note dated August 7, 2006 in the principal amount of $40,000 to Andy Teng (7)
10.7	Form of Registration Rights Agreement $250,000 principal amount 7.5% convertible promissory note issued in April 2007 (8)
10.8	Employment Agreement with Ken Page (9)
10.9	Amendment No. 1 to the Employment Agreement with Ken Page (11)
10.10	Agreement dated September 29, 2009 by and between Digital Lifestyles Group, Inc. and Ken Page (11)
10.11	2009 Equity Compensation Plan (11)
10.12	Oil and Gas Lease with David R. Irwin and Tammy Irwin *
10.13	Oil and Gas Lease with Beverly R. Dishman *
21.1	Subsidiaries of the registrant (10)
99.1	Press release dated October 6, 2009

*           filed herewith.

(1)	Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2004.
(2)	Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2003.
(3)	Incorporated by reference to the Current Report on Form 8-K as filed on April 7, 2005.
(4)	Incorporated by reference to the Current Report on Form 8-K as filed on October 4, 2005.
(5)	Incorporated by reference to the Current Report on Form 8-K as filed on March 13, 2006.
(6)	Incorporated by reference to the Current Report on Form 8-K as filed on September 15, 2004.
(7)	Incorporated by reference to the Current Report on Form 8-K as filed on August 14, 2006.
(8)	Incorporated by reference to the Current Report on Form 8-K as filed on April 26, 2007.
(9)	Incorporated by reference to the Current Report on Form 8-K as filed on October 9, 2007.
(10)	Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2006.
(11)	Incorporated by reference to the Current Report on Form 8-K as filed on October 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIFESTYLES GROUP, INC.

Date: October 7, 2009	By: /s/ Ken Page
Ken Page, Chief Executive Officer and President